SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number  1-13082


            New York                           13-3131650
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)            Identification Number)

  603 West 50th Street, New York, NY               10019
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (212) 265-1500


                       Not Applicable
    (Former name or former address, if changed since last report)

Item 8.01.     Other Events.


     On January 13, 2005, Kenneth Cole Productions, Inc. ("KCP"), issued a press release announcing the Company's revised fourth quarter expectations for the period ended December 31, 2004. The press release is attached hereto as
Exhibit 99.1.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: January 18, 2005      By: /s/ DAVID P. EDELMAN
                           Name: David P. Edelman
                          Title: Chief Financial Officer










                        Exhibit Index

Exhibit No.                   Description

     99.1                Press Release date January 13, 2005

Company Contact:                Investor Relations Contact:
David Edelman                   James R. Palczynski
Chief Financial Officer         Principal
Kenneth Cole Productions, Inc.  Integrated Corporate Relations, Inc.
(212) 265-1500                  (203) 682-8229

  Kenneth Cole Productions Revises Fourth Quarter
  Expectations


New York, NY - January 13, 2005 - Kenneth Cole Productions,

Inc. (NYSE:KCP) today announced that the Company expects to

report fourth quarter results below the Company's prior

guidance and current consensus estimates.  The Company now

believes that it is likely to report revenues of

approximately $133 to $135 million and earnings per share in the range of $0.43 to $0.45.  On a full-year basis, the

Company noted that earnings per share would likely be

between $1.72 and $1.74, up approximately 9% versus the

fiscal 2003 level of $1.59.

     The Company noted that a generally challenging

December, particularly in its consumer direct business, was

primarily responsible for the shortfall.  Additionally, the

Company noted that this new expectation reflects higher than expected costs related to Sarbanes-Oxley compliance and

includes an anticipated $0.01 non-recurring impairment

charge.

     The Company continues to believe that it will attain

its prior guidance for sales and earnings growth in fiscal

2005 of 10% to 15%.


About Kenneth Cole Productions, Inc.
     Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Reaction Kenneth Cole", "Unlisted, a Kenneth Cole Production" and "Bongo." The company has also granted a wide variety of third party licenses for the production of men's and women's apparel, timepieces, eyewear, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce.

Forward Looking Statement Disclosure
     The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.